Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO * MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 26, 2013 relating to the years ended December 31, 2012 and 2011 audited financial statements of Kallo Inc. which appears in this Annual Report on Form 10-K for that period in the Registration Statement on Form S-8 No. (333-183737).

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
March 28, 2013	Licensed Public Accountants

2300 Yonge Street, Suite 1500
Toronto, Ontario M4P 1E4
Tel:    416 785 5353
Fax:   416 785 5663